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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                         ------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         ------------------------------


        Date of Report (Date of earliest event reported): January 4, 2008


                          COOPERATIVE BANKSHARES, INC.
               (Exact name of registrant as specified in charter)

 NORTH CAROLINA                      0-24626                  56-1886527
 (State or other                   (Commission               (IRS Employer
 jurisdiction of                   File Number)             Identification No.)
 incorporation)

               201 MARKET STREET, WILMINGTON, NORTH CAROLINA 28401 (Address of principal executive offices, including zip code)

       Registrant's telephone number, including area code: (910) 343-0181

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
   (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


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ITEM 5.02     COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
              ---------------------------------------------

(e) On January 4, 2008, Cooperative Bank (the "Bank"), the wholly owned subsidiary of Cooperative Bankshares, Inc. (the "Company"), entered into an amended and restated supplemental executive retirement agreement (such agreement, as amended and restated, being referred to herein as the "Agreement") with its President and Chief Executive Officer, Frederick Willetts, III. The Agreement, effective as of January 1, 2008, amends and restates Mr. Willetts' prior supplemental executive retirement agreement with the Bank to ensure that the benefits are consistent with the projections considered by the parties when the supplemental executive retirement agreement was originally entered into, and to ensure consistency with the benefits of similarly situated executives employed by institutions in the Bank's peer group.

         The Agreement provides Mr. Willetts with an annual retirement benefit, for 24 years, following separation from service (other than for cause) on or after attaining age 65. This retirement benefit equals 75% of the following calculation: the highest rate of annual base salary received by Mr. Willetts during the 60-month period preceding termination of employment, minus:

         A) one-half of the annual amount payable (before any earnings reduction) to him as a primary Social Security retirement benefit at age 65;

         B) the annual benefit payable to him as a single life annuity under any tax-qualified defined benefit pension plan of the Bank in which he was a participant during his period employment with the Bank; and

         C) the annual benefit that would be payable to him under any tax-qualified defined contribution plan of the Bank if he received the balance to his account under such plan(s) in the form of an actuarially equivalent single-life annuity (subject to certain limitations).

         If Mr. Willetts separates from service prior to age 65 for reasons other than death, disability or following a change in control, he would receive an early retirement benefit based on the extent to which the annual retirement benefit described above should be accrued by the Bank under generally accepted accounting principles as of the date of termination. If Mr. Willetts separates from service due to death or disability or following a change-in-control of the Company, he or his beneficiary will receive the normal retirement benefit, regardless of his age at the time of separation from service or death. In the event of a change-in-control of the Company, Mr. Willetts will receive his benefit in the form of a lump sum payment. The agreement provides that benefit payments will not commence until six months following Mr. Willetts' separation from service, to the extent required under Section 409A of the Internal Revenue Code of 1986, as amended.

         The foregoing summary of the Agreement is qualified in its entirety by the Agreement itself, a copy of which is attached hereto as Exhibit 10.1 and which is incorporated herein by reference.


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ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS.
              ---------------------------------

         (d)  Exhibits

              Number     Description
              ------     -----------

              10.1 Supplemental Executive Retirement Agreement by and between Cooperative Bank and Frederick Willetts, III, executed January 4, 2008



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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         COOPERATIVE BANKSHARES, INC.



                                         /s/ Frederick Willetts, III
                                         -------------------------------------
                                         Frederick Willetts, III
                                         President

Date:  January 4, 2008